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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 4, 2001


                                 DONNKENNY, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                       0-21940               51-0228891
(State or other jurisdiction    (Commission File Number)     (IRS Employer
     of incorporation)                                     Identification No.)


              1411 Broadway
           New York, New York                            10018
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(Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code (212) 730-7770


                                 Not applicable
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         (Former name or former address, if changed since last report.)

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ITEM 5.      OTHER EVENTS.

             As of January 4, 2001, the Registrant amended its Rights Agreement between the Registrant and Mellon Investor Services, L.L.C., as rights agent (the "Rights Agreement"), to change the definition of "Exempt Person" in the Rights Agreement. The amendment to the Rights Agreement adds a new exception to the "Exempt Person" definition in the Rights Agreement. The definition of an Exempt Person now includes a group consisting of Daniel Levy, Harry Katz and their affiliates, but only to the extent that such group does not become a beneficial owner of an additional 1% or more of the voting stock of the Registrant as a result of any market purchases or other transactions, unless such a transaction is approved by the Registrant's board of directors.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (c)      Exhibits

             4.1 Amendment to Rights Agreement, dated as of January 4, 2001 between Donnkenny, Inc. and Mellon Investor Services L.L.C., as rights agent.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            DONNKENNY, INC.



Dated:  January 9, 2001                     By: /s/  Daniel H. Levy
                                                --------------------
                                                [name] Daniel H. Levy
                                                [title] Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

4.1 Amendment to Rights Agreement, dated as of January 4, 2001, between Donnkenny, Inc. and Mellon Investor Services LLC, as rights agent.





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